Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)          Registration Statement (Form S-4 No. 333-164505) of Penn National Gaming, Inc.,

(2)          Registration Statement (Form S-3 No. 333-156487) of Penn National Gaming, Inc.,

(3)          Registration Statement (Form S-8 No. 333-125928) pertaining to the Nonqualified Stock Option Agreement with Peter M. Carlino,

(4)          Registration Statement (Form S-8 No. 333-108173) pertaining to the Penn National Gaming, Inc. 2003 Long Term Incentive Compensation Plan, and

(5)          Registration Statement (Form S-8 No. 333-61684) pertaining to the Amended and Restated Penn National Gaming, Inc. 1994 Stock Option Plan;

of our reports dated February 26, 2010, with respect to the consolidated financial statements of Penn National Gaming, Inc. and the effectiveness of internal control over financial reporting of Penn National Gaming, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 26, 2010